EXHIBIT 99.1

Contacts:

Ron Farnsworth	Bradley Howes
EVP/Chief Financial Officer	SVP/Director of Investor Relations
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4226
ronfarnsworth@umpquabank.com	bradhowes@umpquabank.com

UMPQUA REPORTS FIRST QUARTER 2017 RESULTS

Net earnings of $46.0 million, or $0.21 per common share
Quarterly loan and lease growth of $321.0 million, or 7% annualized
Net interest margin of 3.85%, up 2 basis points from the prior quarter

PORTLAND, Ore. – April 19, 2017 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net earnings available to common shareholders of $46.0 million for the first quarter of 2017, compared to $69.2 million for the fourth quarter of 2016 and $47.5 million for the first quarter of 2016. Earnings per diluted common share were $0.21 for the first quarter of 2017, compared to $0.31 for the fourth quarter of 2016 and $0.22 for the first quarter of 2016.

“Despite some of the near-term headwinds we continue to face, I’m pleased with the progress we’ve made so far on the key priorities that we outlined for 2017,” said Cort O'Haver, president and CEO of Umpqua Holdings Corporation. “Loans and leases increased by $321 million, or 7% annualized, during the first quarter, reflecting balanced growth across our commercial, consumer, leasing and commercial real-estate portfolios. There’s strong momentum driving this loan growth, and with a slight expansion in the net interest margin and as we head into the seasonally stronger mortgage banking quarters, I feel good about how we’re positioned for the remainder of the year.”

Notable items that impacted the first quarter 2017 financial results included:

•
$7.7 million negative adjustment related to the fair value change of the MSR asset, compared to a gain of $16.5 million in the prior quarter and a loss of $20.6 million in the same period of the prior year.

•
$0.7 million negative adjustment related to the fair value change of the debt capital market swap derivatives, compared to a gain of $4.6 million in the prior quarter and a loss of $1.8 million in the same period of the prior year.

•	$1.0 million in merger-related expenses, compared to $3.2 million in the prior quarter and $3.5 million in the same period of the prior year.

•	$0.5 million of exit or disposal costs, compared to $1.2 million in the prior quarter and $0.3 million in the same period of the prior year.

•	$1.6 million net loss on junior subordinated debentures carried at fair value, consistent with the level in the prior quarter and with the same period of the prior year.

Umpqua Reports First Quarter 2017 Results
April 19, 2017

First Quarter 2017 Highlights (compared to prior quarter):

•
Net interest income decreased by $1.1 million, driven by lower accretion of the credit discount recorded on acquired loans and two fewer days in the quarter, partially offset by growth in interest-earning assets and a 2 basis point increase in net interest margin;

•
Provision for loan and lease losses decreased by $1.5 million to $11.7 million, while net charge-offs decreased by $3.5 million to $9.4 million, or 22 basis points of average loans and leases (annualized);

•
Non-interest income decreased by $38.4 million, of which $29.5 million was related to the change in gains or losses associated with the fair value of the mortgage servicing rights ("MSR") asset and debt capital markets swap derivatives. The remainder of the decline was driven primarily by lower revenues from the origination and sale of mortgages;

•	Non-interest expense decreased by $0.8 million, driven primarily by lower mortgage banking and merger-related expenses, partially offset by higher seasonal payroll taxes;

•	Gross loan and lease growth of $321.0 million, or 7% annualized, to $17.8 billion;

•	Deposit growth of $146.3 million, or 3% annualized, to $19.2 billion;

•	Non-performing assets to total assets decreased to 0.24%;

•	Estimated total risk-based capital ratio of 14.4% and estimated Tier 1 common to risk weighted assets ratio of 11.3%; and

•	Declared quarterly cash dividend of $0.16 per common share.

Balance Sheet
Total consolidated assets were $24.9 billion as of March 31, 2017, compared to $24.8 billion as of December 31, 2016 and $23.9 billion as of March 31, 2016. Including secured off-balance sheet lines of credit at the Company, total available liquidity was $9.4 billion as of March 31, 2017, representing 38% of total assets and 49% of total deposits.

Gross loans and leases were $17.8 billion as of March 31, 2017, an increase of $321.0 million, or 7% annualized, from $17.5 billion as of December 31, 2016. This included balanced growth in the Company's commercial, commercial real-estate, leasing & equipment finance and consumer loan portfolios. During the first quarter of 2017, the Company sold $12.5 million of leases and equipment finance loans.

Total deposits were $19.2 billion as of March 31, 2017, an increase of $146.3 million, or 3% annualized, from $19.0 billion as of December 31, 2016. This increase was primarily attributable to growth in non-interest bearing demand and savings accounts, partially offset by a $187 million decrease in public funds, which was attributable to a combination of seasonal fluctuations and targeted run-off.

Net Interest Income
Net interest income was $206.7 million for the first quarter of 2017, a decrease of $1.1 million from the prior quarter. This decrease was primarily attributable to a $1.3 million linked quarter decrease in interest income arising from the accretion of the credit discount recorded on acquired loans and two fewer days in the quarter. These were partially offset by the growth in average interest-earning assets and a higher net interest margin.

The Company’s net interest margin was 3.85% for the first quarter of 2017, up two basis points from 3.83% for the fourth quarter of 2016. The linked quarter increase reflects higher average yields on taxable investments and interest-bearing cash, partially offset by the lower level of accretion of the credit discount recorded on acquired loans.

Credit Quality
Under acquisition accounting, loans (including those considered non-performing) acquired from Sterling were recorded at their estimated fair value, and the related allowance for loan losses was eliminated. As a result, the Company wrote down the value of the loan and lease portfolio acquired from Sterling as of the acquisition date. The credit portion of the fair value mark is not reflected in the reported allowance for loan and lease losses, or its related allowance coverage ratios, but we believe should be considered when comparing the current quarter ratios to similar ratios in periods prior to the acquisition of Sterling.

Umpqua Reports First Quarter 2017 Results
April 19, 2017

Loans acquired with significantly deteriorated credit quality are accounted for as purchased credit impaired pools.  Accordingly, loans included in the purchased credit impaired pools are not reported as non-performing loans based upon their individual performance status.

During the first quarter of 2017, the Company recorded $6.4 million of accretion related to the Sterling credit discount in interest income, compared to $7.7 million in the prior quarter. As of March 31, 2017, the purchased non-credit impaired loans had approximately $38.5 million of remaining credit discount that will accrete into interest income over the life of the loans, and the purchased credit impaired loan pools had approximately $30.5 million of remaining total discount.

The allowance for loan and lease losses was $136.3 million, or 0.76% of loans and leases, as of March 31, 2017. To provide better comparability to prior periods, on a pro-forma basis, this ratio would have been approximately 1.1% after grossing up the allowance for loan and lease losses and the loans and leases by the amount of the credit discount remaining as of quarter-end. This compares to a pro-forma ratio of approximately 1.2% as of December 31, 2016.

The provision for loan and lease losses was $11.7 million for the first quarter of 2017, a $1.5 million decrease from the prior quarter level, reflecting a lower level of net charge-offs. As of March 31, 2017, non-performing assets represented 0.24% of total assets, down from 0.25% as of December 31, 2016 and from 0.30% as of March 31, 2016.

Non-interest Income
Non-interest income was $60.2 million for the first quarter of 2017, down $38.4 million from the prior quarter, of which $29.5 million was related to the change in gains or losses associated with the fair value of the MSR asset and debt capital markets swap derivatives. The current quarter's non-interest income included negative adjustments of $7.7 million and $0.7 million related to fair value changes of the MSR asset and the debt capital market swap derivatives, respectively, both attributable to the decrease in long-term interest rates during the quarter. This compares to fair value gains of $16.5 million and $4.6 million for the MSR asset and debt capital market swap derivatives, respectively, during the fourth quarter of 2016.

Revenue from the origination and sale of residential mortgages was $24.6 million for the first quarter of 2017, down $7.7 million from the prior quarter. This decrease was driven by a 29% linked quarter decline in for-sale mortgage origination volume, partially offset by a higher home lending gain on sale margin, which increased by 22 basis points to 3.27% for the first quarter of 2017. Of the current quarter’s mortgage production, 67% related to purchase activity, as compared to 63% for the prior quarter and 58% for the same period in the prior year.

Revenue related to the servicing of residential mortgage loans was $9.9 million for the first quarter of 2017, up 3% from the prior quarter, reflecting growth in the residential mortgage loans serviced for others portfolio.

Gain on loan sales decreased by $2.3 million from the prior quarter to $1.8 million, reflecting a lower level of portfolio loans sales compared to the prior quarter.

Non-interest Expense
Non-interest expense was $182.7 million for the first quarter of 2017, down $0.8 million from the prior quarter level. Mortgage banking expenses decreased by $2.6 million from the prior quarter level, consistent with the lower level of mortgage originations. Merger-related expenses also decreased by $2.2 million from the prior quarter. These decreases were partially offset by $4.3 million in higher seasonal payroll taxes.

Umpqua Reports First Quarter 2017 Results
April 19, 2017

Capital
As of March 31, 2017, the Company’s book value per share increased to $17.84, from $17.79 in the prior quarter, and its tangible book value per common share1 increased to $9.57, from $9.50 in the prior quarter.

The Company’s estimated total risk-based capital ratio was 14.4% and its estimated Tier 1 common to risk weighted assets ratio was 11.3% as of March 31, 2017. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of March 31, 2017 are estimates, pending completion and filing of the Company’s regulatory reports.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Management believes tangible common equity and the tangible common equity ratio are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(In thousands, except per share data)	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Total shareholders' equity	$3,931,150	$3,916,795	$3,920,208	$3,902,158	$3,878,630
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	35,197	36,886	38,753	40,620	42,948
Tangible common shareholders' equity	$2,108,302	$2,092,258	$2,093,804	$2,073,887	$2,048,031
Total assets	$24,861,458	$24,813,119	$24,744,214	$24,132,507	$23,935,686
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	35,197	36,886	38,753	40,620	42,948
Tangible assets	$23,038,610	$22,988,582	$22,917,810	$22,304,236	$22,105,087
Common shares outstanding at period end	220,349	220,177	220,207	220,482	220,171

Common equity ratio	15.81%	15.79%	15.84%	16.17%	16.20%
Tangible common equity ratio	9.15%	9.10%	9.14%	9.30%	9.26%
Book value per common share	$17.84	$17.79	$17.80	$17.70	$17.62
Tangible book value per common share	$9.57	$9.50	$9.51	$9.41	$9.30

Umpqua Reports First Quarter 2017 Results
April 19, 2017

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon, and Pivotus Ventures, an innovation studio headquartered in Silicon Valley focused on creating key technologies and business models that transform finance and commerce. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit https://www.umpquabank.com/ask-us/investor-relations/.

Earnings Conference Call Information
The Company will host its first quarter 2017 earnings conference call on Thursday, April 20, 2017, at 10:00 a.m. PDT (1:00 p.m. EDT). During the call, the Company will provide an update on recent activities and discuss its first quarter 2017 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (877) 675-4756 ten minutes prior to the start time and enter conference ID: 1062181. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 1062181. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at https://www.umpquabank.com/ask-us/investor-relations/.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about credit discount accretion related to loans acquired from Sterling Financial Corporation, loan and lease growth, and trends in the loan portfolio mix. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; lack of strategic growth opportunities or our failure to execute on those opportunities; our inability to effectively manage problem credits; our inability to successfully implement efficiency initiatives; our ability to successfully develop and market new products and technology; and changes in laws or regulations.

Umpqua Reports First Quarter 2017 Results
April 19, 2017

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$205,996	$209,812	$212,037	$210,290	$217,928	(2)%	(5)%
Interest and dividends on investments:
Taxable	13,931	10,630	10,779	11,963	13,055	31%	7%
Exempt from federal income tax	2,242	2,229	2,181	2,183	2,235	1%	0%
Dividends	388	336	332	365	366	15%	6%
Temporary investments & interest bearing deposits	1,557	1,696	1,090	652	480	(8)%	224%
Total interest income	224,114	224,703	226,419	225,453	234,064	0%	(4)%
Interest expense:
Deposits	9,648	9,288	8,999	8,540	8,413	4%	15%
Repurchase agreements	30	32	32	32	36	(6)%	(17)%
Term debt	3,510	3,413	3,558	3,848	4,186	3%	(16)%
Junior subordinated debentures	4,201	4,174	3,938	3,835	3,727	1%	13%
Total interest expense	17,389	16,907	16,527	16,255	16,362	3%	6%
Net interest income	206,725	207,796	209,892	209,198	217,702	(1)%	(5)%
Provision for loan and lease losses	11,672	13,171	13,091	10,589	4,823	(11)%	142%
Non-interest income:
Service charges on deposits	14,729	15,323	15,762	15,667	14,516	(4)%	1%
Brokerage revenue	4,122	4,230	4,129	4,580	4,094	(3)%	1%
Residential mortgage banking revenue, net	26,834	58,448	47,206	36,783	15,426	(54)%	74%
(Loss) gain on investment securities, net	(2)	—	—	162	696	nm	(100)%
Gain on loan sales	1,754	4,060	1,285	5,640	2,371	(57)%	(26)%
Loss on junior subordinated debentures carried at fair value	(1,555)	(1,589)	(1,590)	(1,572)	(1,572)	(2)%	(1)%
BOLI income	2,069	2,107	2,116	2,152	2,139	(2)%	(3)%
Other income	12,274	16,041	11,802	11,247	8,281	(23)%	48%
Total non-interest income	60,225	98,620	80,710	74,659	45,951	(39)%	31%
Non-interest expense:
Salaries and employee benefits	106,473	105,406	105,341	107,545	106,538	1%	0%
Occupancy and equipment, net	38,673	37,618	38,181	37,850	38,295	3%	1%
Intangible amortization	1,689	1,867	1,867	2,328	2,560	(10)%	(34)%
FDIC assessments	4,087	3,985	4,109	3,693	3,721	3%	10%
Loss (gain) on other real estate owned, net	82	(197)	(14)	(1,457)	1,389	(142)%	(94)%
Merger related expenses	1,020	3,218	2,011	6,634	3,450	(68)%	(70)%
Goodwill impairment	—	—	—	—	142	0%	nm
Other expense	30,690	31,571	29,692	31,918	27,894	(3)%	10%
Total non-interest expense	182,714	183,468	181,187	188,511	183,989	0%	(1)%
Income before provision for income taxes	72,564	109,777	96,324	84,757	74,841	(34)%	(3)%
Provision for income taxes	26,561	40,502	34,515	30,470	27,272	(34)%	(3)%
Net income	46,003	69,275	61,809	54,287	47,569	(34)%	(3)%
Dividends and undistributed earnings allocated to participating securities	12	33	31	32	29	(64)%	(59)%
Net earnings available to common shareholders	$45,991	$69,242	$61,778	$54,255	$47,540	(34)%	(3)%

Weighted average basic shares outstanding	220,287	220,190	220,291	220,421	220,227	0%	0%
Weighted average diluted shares outstanding	220,779	220,756	220,751	220,907	221,052	0%	0%
Earnings per common share – basic	$0.21	$0.31	$0.28	$0.25	$0.22	(32)%	(5)%
Earnings per common share – diluted	$0.21	$0.31	$0.28	$0.25	$0.22	(32)%	(5)%
nm = not meaningful

Umpqua Reports First Quarter 2017 Results
April 19, 2017

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$262,655	$331,994	$364,013	$369,535	$299,871	(21)%	(12)%
Interest bearing cash and temporary investments	421,991	1,117,438	1,102,428	535,828	613,049	(62)%	(31)%
Investment securities:
Trading, at fair value	11,241	10,964	10,866	10,188	9,791	3%	15%
Available for sale, at fair value	3,243,408	2,701,220	2,520,037	2,482,072	2,542,535	20%	28%
Held to maturity, at amortized cost	4,121	4,216	4,302	4,382	4,525	(2)%	(9)%
Loans held for sale	372,073	387,318	565,624	552,681	659,264	(4)%	(44)%
Loans and leases	17,829,638	17,508,663	17,392,051	17,355,240	16,955,583	2%	5%
Allowance for loan and lease losses	(136,292)	(133,984)	(133,692)	(131,042)	(130,243)	2%	5%
Loans and leases, net	17,693,346	17,374,679	17,258,359	17,224,198	16,825,340	2%	5%
Restricted equity securities	45,522	45,528	47,537	47,542	47,545	0%	(4)%
Premises and equipment, net	293,133	303,882	306,287	312,647	322,822	(4)%	(9)%
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651	0%	0%
Other intangible assets, net	35,197	36,886	38,753	40,620	42,948	(5)%	(18)%
Residential mortgage servicing rights, at fair value	142,344	142,973	114,446	112,095	117,172	0%	21%
Other real estate owned	6,518	6,738	8,309	16,437	20,411	(3)%	(68)%
Bank owned life insurance	301,777	299,673	297,561	295,444	293,703	1%	3%
Deferred tax assets, net	8,464	34,322	27,587	63,038	108,865	(75)%	(92)%
Other assets	232,017	227,637	290,454	278,149	240,194	2%	(3)%
Total assets	$24,861,458	$24,813,119	$24,744,214	$24,132,507	$23,935,686	0%	4%
Liabilities:
Deposits	$19,167,293	$19,020,985	$18,918,780	$18,258,474	$18,162,974	1%	6%
Securities sold under agreements to repurchase	304,280	352,948	309,463	360,234	325,203	(14)%	(6)%
Term debt	852,308	852,397	902,678	902,999	903,382	0%	(6)%
Junior subordinated debentures, at fair value	263,605	262,209	260,114	258,660	256,917	1%	3%
Junior subordinated debentures, at amortized cost	100,851	100,931	101,012	101,093	101,173	0%	0%
Other liabilities	241,971	306,854	331,959	348,889	307,407	(21)%	(21)%
Total liabilities	20,930,308	20,896,324	20,824,006	20,230,349	20,057,056	0%	4%
Shareholders' equity:
Common stock	3,516,537	3,515,299	3,514,858	3,517,240	3,518,792	0%	0%
Retained earnings	433,417	422,839	388,678	362,258	343,421	3%	26%
Accumulated other comprehensive (loss) income	(18,804)	(21,343)	16,672	22,660	16,417	(12)%	(215)%
Total shareholders' equity	3,931,150	3,916,795	3,920,208	3,902,158	3,878,630	0%	1%
Total liabilities and shareholders' equity	$24,861,458	$24,813,119	$24,744,214	$24,132,507	$23,935,686	0%	4%

Common shares outstanding at period end	220,349	220,177	220,207	220,482	220,171	0%	0%
Book value per common share	$17.84	$17.79	$17.80	$17.70	$17.62	0%	1%
Tangible book value per common share	$9.57	$9.50	$9.51	$9.41	$9.30	1%	3%
Tangible equity - common	$2,108,302	$2,092,258	$2,093,804	$2,073,887	$2,048,031	1%	3%
Tangible common equity to tangible assets	9.15%	9.10%	9.14%	9.30%	9.26%	0.05	(0.11)
nm = not meaningful

Umpqua Reports First Quarter 2017 Results
April 19, 2017

Umpqua Holdings Corporation
Loan & Lease Portfolio
(Unaudited)

(Dollars in thousands)	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans & leases:
Commercial real estate:
Non-owner occupied term, net	$3,410,914	$3,330,442	$3,280,660	$3,377,464	$3,202,488	2%	7%
Owner occupied term, net	2,584,183	2,599,055	2,573,942	2,581,786	2,714,766	(1)%	(5)%
Multifamily, net	2,885,164	2,858,956	2,968,019	3,004,890	2,959,975	1%	(3)%
Commercial construction, net	471,007	463,625	388,934	367,879	338,801	2%	39%
Residential development, net	145,479	142,984	127,447	111,941	121,025	2%	20%
Commercial:
Term, net	1,620,311	1,508,780	1,480,173	1,440,704	1,412,816	7%	15%
Lines of credit & other, net	1,114,160	1,116,259	1,142,946	1,116,876	1,036,389	0%	8%
Leases & equipment finance, net	1,000,376	950,588	927,857	884,506	791,798	5%	26%
Residential real estate:
Mortgage, net	2,916,924	2,887,971	2,868,337	2,882,076	2,879,600	1%	1%
Home equity lines & loans, net	1,015,138	1,011,844	1,008,219	989,814	943,254	0%	8%
Consumer & other, net	665,982	638,159	625,517	597,304	554,671	4%	20%
Total, net of deferred fees and costs	$17,829,638	$17,508,663	$17,392,051	$17,355,240	$16,955,583	2%	5%

Loan & leases mix:
Commercial real estate:
Non-owner occupied term, net	19%	19%	19%	19%	19%
Owner occupied term, net	14%	15%	15%	15%	16%
Multifamily, net	16%	16%	17%	17%	17%
Commercial construction, net	3%	3%	2%	2%	2%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	9%	9%	8%	8%	8%
Lines of credit & other, net	6%	6%	7%	6%	6%
Leases & equipment finance, net	6%	5%	5%	6%	5%
Residential real estate:
Mortgage, net	16%	16%	16%	17%	17%
Home equity lines & loans, net	6%	6%	6%	6%	6%
Consumer & other, net	4%	4%	4%	3%	3%
Total	100%	100%	100%	100%	100%

Umpqua Reports First Quarter 2017 Results
April 19, 2017

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)

(Dollars in thousands)	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$6,021,585	$5,861,469	$5,993,793	$5,475,986	$5,460,310	3%	10%
Demand, interest bearing	2,327,226	2,296,532	2,218,782	2,186,164	2,178,446	1%	7%
Money market	6,784,442	6,932,717	6,841,700	6,782,232	6,814,160	(2)%	0%
Savings	1,400,330	1,325,757	1,303,816	1,254,675	1,213,049	6%	15%
Time	2,633,710	2,604,510	2,560,689	2,559,417	2,497,009	1%	5%
Total	$19,167,293	$19,020,985	$18,918,780	$18,258,474	$18,162,974	1%	6%

Total core deposits (1)	$17,427,832	$17,318,003	$17,257,663	$16,598,065	$16,559,943	1%	5%

Deposit mix:
Demand, non-interest bearing	31%	31%	31%	30%	30%
Demand, interest bearing	12%	12%	12%	12%	12%
Money market	36%	36%	36%	37%	37%
Savings	7%	7%	7%	7%	7%
Time	14%	14%	14%	14%	14%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	385,859	384,040	382,687	379,996	375,913
Demand, interest bearing	81,570	82,520	83,501	84,434	85,731
Money market	55,903	56,031	56,128	56,492	56,927
Savings	160,323	159,080	158,760	157,849	156,846
Time	47,365	47,705	47,689	47,850	47,794
Total	731,020	729,376	728,765	726,621	723,211

Average balance per account:
Demand, non-interest bearing	$15.6	$15.3	$15.7	$14.4	$14.5
Demand, interest bearing	28.5	27.8	26.6	25.9	25.4
Money market	121.4	123.7	121.9	120.1	119.7
Savings	8.7	8.3	8.2	7.9	7.7
Time	55.6	54.6	53.7	53.5	52.2
Total	$26.2	$26.1	$26.0	$25.1	$25.1

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports First Quarter 2017 Results
April 19, 2017

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$28,915	$27,765	$27,791	$25,136	$30,045	4%	(4)%
Loans and leases past due 90+ days & accruing (1)	23,421	28,369	26,189	23,076	22,144	(17)%	6%
Total non-performing loans and leases	52,336	56,134	53,980	48,212	52,189	(7)%	0%
Other real estate owned	6,518	6,738	8,309	16,437	20,411	(3)%	(68)%
Total non-performing assets	$58,854	$62,872	$62,289	$64,649	$72,600	(6)%	(19)%

Performing restructured loans and leases	$43,184	$40,667	$36,645	$40,848	$31,409	6%	37%
Loans and leases past due 31-89 days	$49,530	$30,425	$39,708	$29,640	$29,054	63%	70%
Loans and leases past due 31-89 days to total loans and leases	0.28%	0.17%	0.23%	0.17%	0.17%
Non-performing loans and leases to total loans and leases (1)	0.29%	0.32%	0.31%	0.28%	0.31%
Non-performing assets to total assets (1)	0.24%	0.25%	0.25%	0.27%	0.30%

(1)
Excludes non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $5.3 million, $10.9 million, $7.3 million, $11.3 million, and $14.2 million at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016, and March 31, 2016, respectively.

Umpqua Reports First Quarter 2017 Results
April 19, 2017

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Seq. Quarter	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$133,984	$133,692	$131,042	$130,243	$130,322
Provision for loan and lease losses	11,672	13,171	13,091	10,589	4,823	(11)%	142%
Charge-offs	(13,002)	(16,303)	(13,088)	(12,682)	(7,850)	(20)%	66%
Recoveries	3,638	3,424	2,647	2,892	2,948	6%	23%
Net charge-offs	(9,364)	(12,879)	(10,441)	(9,790)	(4,902)	(27)%	91%
Total allowance for loan and lease losses	136,292	133,984	133,692	131,042	130,243	2%	5%
Reserve for unfunded commitments	3,495	3,611	3,536	3,531	3,482	(3)%	0%
Total allowance for credit losses	$139,787	$137,595	$137,228	$134,573	$133,725	2%	5%

Net charge-offs to average loans and leases (annualized)	0.22%	0.29%	0.24%	0.23%	0.12%
Recoveries to gross charge-offs	27.98%	21.00%	20.22%	22.80%	37.55%
Allowance for loan and lease losses to loans and leases	0.76%	0.77%	0.77%	0.76%	0.77%
Allowance for credit losses to loans and leases	0.78%	0.79%	0.79%	0.78%	0.79%

Umpqua Reports First Quarter 2017 Results
April 19, 2017

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Quarter Ended					% Change
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Seq. Quarter	Year over Year
Average Rates:
Yield on loans and leases	4.65%	4.70%	4.75%	4.81%	5.07%	(0.05)	(0.42)
Yield on loans held for sale	3.86%	3.79%	3.79%	3.80%	4.06%	0.07	(0.20)
Yield on taxable investments	2.10%	1.85%	1.96%	2.14%	2.32%	0.25	(0.22)
Yield on tax-exempt investments (1)	4.76%	4.72%	4.68%	4.73%	4.73%	0.04	0.03
Yield on interest bearing cash and temporary investments	0.79%	0.56%	0.50%	0.51%	0.54%	0.23	0.25
Total yield on earning assets (1)	4.18%	4.14%	4.26%	4.39%	4.66%	0.04	(0.48)

Cost of interest bearing deposits	0.30%	0.28%	0.28%	0.27%	0.27%	0.02	0.03
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.04%	0.04%	0.04%	0.04%	0.05%	—	(0.01)
Cost of term debt	1.67%	1.53%	1.57%	1.72%	1.88%	0.14	(0.21)
Cost of junior subordinated debentures	4.70%	4.59%	4.36%	4.30%	4.20%	0.11	0.50
Total cost of interest bearing liabilities	0.48%	0.46%	0.46%	0.46%	0.47%	0.02	0.01

Net interest spread (1)	3.70%	3.68%	3.80%	3.93%	4.19%	0.02	(0.49)
Net interest margin (1)	3.85%	3.83%	3.95%	4.07%	4.34%	0.02	(0.49)

Performance Ratios:
Return on average assets	0.75%	1.11%	1.01%	0.91%	0.82%	(0.36)	(0.07)
Return on average tangible assets	0.81%	1.20%	1.09%	0.99%	0.89%	(0.39)	(0.08)
Return on average common equity	4.74%	7.04%	6.28%	5.61%	4.93%	(2.30)	(0.19)
Return on average tangible common equity	8.83%	13.19%	11.79%	10.59%	9.34%	(4.36)	(0.51)
Efficiency ratio – Consolidated	68.15%	59.65%	62.11%	66.15%	69.48%	8.50	(1.33)
Efficiency ratio – Bank	65.75%	57.96%	60.45%	64.44%	67.29%	7.79	(1.54)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

Umpqua Reports First Quarter 2017 Results
April 19, 2017

Umpqua Holdings Corporation Average Balances
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Seq. Quarter	Year over Year
Temporary investments & interest bearing cash	$804,354	$1,194,904	$874,410	$514,881	$356,674	(33)%	126%
Investment securities, taxable	2,723,576	2,373,652	2,265,883	2,304,998	2,311,589	15%	18%
Investment securities, tax-exempt	286,444	287,359	283,818	280,841	287,085	0%	0%
Loans held for sale	351,570	482,028	481,740	403,964	297,732	(27)%	18%
Loans and leases	17,598,314	17,386,385	17,400,657	17,234,220	17,008,084	1%	3%
Total interest earning assets	21,764,258	21,724,328	21,306,508	20,738,904	20,261,164	0%	7%
Goodwill & other intangible assets, net	1,823,799	1,825,491	1,827,405	1,829,407	1,832,046	0%	0%
Total assets	24,730,285	24,740,986	24,422,986	23,896,315	23,415,439	0%	6%

Non-interest bearing demand deposits	5,883,924	5,939,223	5,766,022	5,466,098	5,289,810	(1)%	11%
Interest bearing deposits	13,119,736	13,026,614	12,836,987	12,644,442	12,411,005	1%	6%
Total deposits	19,003,660	18,965,837	18,603,009	18,110,540	17,700,815	0%	7%
Interest bearing liabilities	14,661,558	14,606,120	14,446,687	14,249,349	13,976,678	0%	5%

Shareholders’ equity - common	3,936,340	3,914,624	3,911,323	3,889,593	3,878,540	1%	1%
Tangible common equity (1)	2,112,541	2,089,133	2,083,918	2,060,186	2,046,494	1%	3%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports First Quarter 2017 Results
April 19, 2017

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Seq. Quarter	Year over Year
Residential mortgage servicing rights:
Residential mortgage loans serviced for others	$14,541,171	$14,327,368	$13,880,660	$13,564,242	$13,304,468	1%	9%
MSR asset, at fair value	142,344	142,973	114,446	112,095	117,172	0%	21%
MSR as % of serviced portfolio	0.98%	1.00%	0.82%	0.83%	0.88%
Residential mortgage banking revenue:
Origination and sale	$24,647	$32,386	$45,631	$42,083	$28,409	(24)%	(13)%
Servicing	9,858	9,597	9,401	8,640	7,642	3%	29%
Change in fair value of MSR asset	(7,671)	16,465	(7,826)	(13,940)	(20,625)	(147)%	(63)%
Total	$26,834	$58,448	$47,206	$36,783	$15,426	(54)%	74%

Closed loan volume:
Closed loan volume - portfolio	$245,334	$250,000	$305,648	$365,926	$332,918	(2)%	(26)%
Closed loan volume - for-sale	754,715	1,061,327	1,118,526	1,046,349	764,076	(29)%	(1)%
Closed loan volume - total	$1,000,049	$1,311,327	$1,424,174	$1,412,275	$1,096,994	(24)%	(9)%

Gain on sale margin:
Based on for-sale volume	3.27%	3.05%	4.08%	4.02%	3.72%	0.22	(0.45)

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